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                                                                      EXHIBIT 16



                          [KELLY & COMPANY LETTERHEAD]



October 20, 1999



Securities Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Gentlemen:

We have read the statements made by AcuBid.Com, Inc. in their Form 10SB, Part II, Item 3, paragraphs 3 and 4, which we understand will be filed with the Commission pursuant to Regulation SB. We agree with the statements in these paragraphs concerning our firm.

Very truly yours,

/s/ KELLY & COMPANY

Kelly & Company